EXHIBIT INDEX

2.       Opinion of counsel

6.       Actuarial opinion of Mark Gorham, F.S.A., M.A.A.A., Vice President
         - Insurance Product Development

7.(a) Written actuarial consent of Mark Gorham, F.S.A., M.A.A.A., Vice President - Insurance Product Development

7.(b)    Written  auditor  consent of Ernst & Young LLP

7.(c) Power of Attorney to sign amendments to this Registration Statement dated April 25, 2001